Exhibit 99.1

China Biologic Opens Plasma Collection Station in Hebei Province

BEIJING, China – June 20, 2016 – China Biologic Products, Inc. (NASDAQ: CBPO, "China Biologic" or the "Company"), a leading fully integrated plasma-based biopharmaceutical company in China, today announced that the Company’s majority-owned subsidiary, Shandong Taibang Biological Products Co., Ltd. (“Shandong Taibang”) has received the operating permit for the newly built plasma collection station in Xinglong County of Chengde City, Hebei Province and expects to commence commercial plasma collection immediately at the new Xinglong station.

The Company received approval to build two new plasma collection stations in Xinglong and Daming Counties, respectively, in October 2014. The new Xinglong station covers a collection territory of approximately 0.4 million people. The Company expects the new station to reach its designed annual collection capacity in approximately three years.

Mr. David (Xiaoying) Gao, Chairman and Chief Executive Officer of China Biologic, commented, “We are very pleased to receive the operating permit and commence plasma collection at our Xinglong station. This new station not only represents our first new license approved outside of Shandong Province since the regulation requiring vertical integration of plasma collection with fractionation was implemented in 2006, but also signifies the first new approval by Hebei regulators since 2006. This new station represents a significant step for China Biologic in its efforts to continue the strategic expansion of its plasma collection capacity. We expect our Daming station, the other station approved by the Hebei government in October 2014, to complete its construction and obtain the operating permit in early 2017. With these new stations, we are well positioned to meet the increasing market demands for plasma protein therapeutics in China in the coming years.”

About China Biologic Products, Inc.

China Biologic Products, Inc. (NASDAQ: CBPO), is a leading fully integrated plasma-based biopharmaceutical company in China. The Company’s products are used as critical therapies during medical emergencies and for the prevention and treatment of life-threatening diseases and immune-deficiency related diseases. China Biologic is headquartered in Beijing and manufactures over 20 different dosages of plasma-based products through its indirect majority-owned subsidiaries, Shandong Taibang Biological Products Co., Ltd. and Guizhou Taibang Biological Products Co., Ltd. The Company also has an equity investment in Xi'an Huitian Blood Products Co., Ltd. The Company sells its products to hospitals, distributors and other healthcare facilities in China. For additional information, please see the Company's website www.chinabiologic.com.

Safe Harbor Statement

This news release may contain certain “forward-looking statements” relating to the business of China Biologic Products, Inc. and its subsidiaries. All statements, other than statements of historical fact included herein, are “forward-looking statements.” These forward-looking statements are often identified by the use of forward-looking terminology such as “believe,” “expect,” “are expected to,” or similar expressions, and involve known and unknown risks and uncertainties. Among other things, the Company’s plan regarding the construction of the collection stations, the time required for the collection stations to reach their designed capacities and quotations from management in this news release contain forward-looking statements. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.

Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including, without limitation potential delay or failure to complete construction of new collection facilities, potential inability to pass government inspection and certification process for new collection facilities, potential inability to achieve the designed collection capacities at the new collection facilities, potential inability to achieve the expected operating and financial performance, potential inability to find alternative sources of plasma, potential inability to increase production at permitted sites, potential inability to mitigate the financial consequences of a temporarily reduced raw plasma supply through cost cutting or other efficiencies, and potential additional regulatory restrictions on its operations and those additional risks and uncertainties discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contact:

China Biologic Products, Inc.

Mr. Ming Yin

Senior Vice President

Phone: +86-10-6598-3099

Email: ir@chinabiologic.com

ICR Inc.

Mr. Bill Zima

Phone: +86-10-6583-7511 or +1-646-405-5191

E-mail: bill.zima@icrinc.com